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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-20029-01, 333-70943, 333-49079, 333-53312 and 333-105816) and Form S-8 (Nos. 33-70878, 33-94350, 333-05737, 333-20029-02, 333-45650, 333-38596, 333-70933, 333-37733, 333-24577, 333-53334, 333-61842, 333-61844, 333-102285, and 333-111032) of Watson Pharmaceuticals, Inc. of our report dated March 11, 2005 relating to the financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in Watson Pharmaceuticals, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2004. We also consent to the reference to us under the heading "Experts" in such Registration Statements.

PricewaterhouseCoopers LLP

Orange County, California
March 11, 2005

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  EXHIBIT 23.1